UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 29, 2021

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 2.01 regarding the payoff of the Commercial Loan Agreement (as defined below) is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 29, 2021, the previously announced amendments to the organizational documents of The Beneficient Company Group, L.P. (“Ben LP”); its subsidiary, Beneficient Company Holdings, L.P. (“BCH”); and Ben LP's general partner, Beneficient Management, L.L.C. (“Ben Management”) became effective. These amendments were previously reported on a Form 8-K filed by GWG Holdings, Inc. (“GWGH”) on November 15, 2021.

Pursuant to the amendments, GWGH converted its capital account balance of approximately $319 million in Preferred Series A Subclass 1 Unit Accounts in BCH to an equal amount of Preferred Series B Subclass 2 Unit Accounts issued by Ben LP, which are a preferential class of equity in Ben LP with enhanced conversion rights.

In addition, GWGH and Ben LP executed the previously announced payoff letter for the December 28, 2018 commercial loan between the companies (the “Commercial Loan Agreement”), pursuant to which on November 26, 2021, Ben LP repaid the entire outstanding principal balance of the Commercial Loan Agreement of approximately $202 million, plus accrued interest to the date of the payoff, in exchange for the issuance to GWG Life USA, L.L.C. of 19,250,795 common limited partnership units of Ben LP.

GWGH continues to retain a substantial investment in Ben LP and BCH, and those investments will be recorded at their fair value as of November 29, 2021. A fair valuation of our investments in Ben LP and BCH is currently underway by an independent consultant, and a gain or loss on the deconsolidation of Ben LP may be reflected in our financial statements during the fourth quarter of 2021. GWGH cannot assess the final impact of the fair valuation of these investments on the Debt Coverage Ratio for the L Bonds until those valuations have been completed. Further, although goodwill is removed from the Unaudited Pro Forma Balance Sheet of GWGH as a result of the deconsolidation, goodwill is not included in the Debt Coverage Ratio calculation for the L Bonds, and its removal from GWGH’s balance sheet will not impact the Debt Coverage Ratio calculation going forward.

Item 9.01 Financial Statements and Exhibits.

(a) Pro Forma Financial Information

The following unaudited pro forma consolidated financial statements of GWGH are filed as Exhibit 99.1 to this Current Report on Form 8-K:

●	unaudited pro forma condensed consolidated balance sheet as of September 30, 2021, and

●	unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021, and for the year ended December 31, 2020.

(b) Exhibits

Exhibit No.	Description

99.1	GWG Holdings, Inc. unaudited pro forma condensed consolidated balance sheet as of September 30, 2021, and unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: December 3, 2021	By:	/s/ Timothy L. Evans
	Name:	Timothy L. Evans
	Title:	Chief Financial Officer

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